UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

LUBY’S, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 25, 2019, Luby’s, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) in Houston, Texas. As of December 5, 2018, the record date for the Annual Meeting, there were a total of 29,664,360 shares of common stock of the Company (“Common Stock”) outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 26,940,743 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

(1)	The election of nine directors for a term expiring at the 2020 annual meeting of shareholders of the Company;

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending August 28, 2019;

(3)	The advisory vote approving the compensation of the Company’s named executive officers; and

(4)	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for shareholders to remove directors.

Set forth below are the proposals voted upon at the Annual Meeting, and the final voting results as certified by the independent inspector of elections, American Election Services, LLC. For more information about any of the proposals voted on at the Annual Meeting, please see the Company’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2018 (the “Proxy Statement”).

Proposal 1 – Election of Directors

Based on the votes set forth below, shareholders elected the following candidates nominated by the board of directors of the Company (the “Board”) as directors of the Company: Gerald W. Bodzy, Judith Craven, Jill Griffin, Gasper Mir, III, Christopher J. Pappas, Harris J. Pappas and Twila M. Day. None of the four director candidates nominated by Bandera Master Fund L.P. (“Bandera”) were elected. Frank Markantonis and Joe McKinney, candidates nominated by the Board, each received less than a majority of the votes cast at the Annual Meeting but more votes than each director candidate of Bandera. Therefore, pursuant to Section 141(b) of the Delaware General Corporation Law, Mr. Markantonis and Mr. McKinney will remain directors of the Company until successors for such directors are elected or until such directors’ earlier resignation or removal.

Contrary to what Bandera stated on its proxy card and in its proxy statement filed with the SEC on December 26, 2018, Bandera did not vote the proxies it held for the Company’s director candidates other than Christopher J. Pappas, Harris J. Pappas, Frank Markantonis and Gasper Mir, III, and instead only voted for its own director candidates.

The following sets forth the results of the voting with respect to each director candidate:

Nominees of the Company

Nominee	For	Against	Abstain/Withhold	Broker Non-votes
Gerald W. Bodzy	14,478,589	137,492	45,576	243,826
Judith Craven, M.D.	14,392,308	142,861	126,488	243,826
Jill Griffin	14,470,328	141,270	50,060	243,826
Frank Markantonis	13,206,503	1,304,689	150,466	243,826
Joe McKinney	13,334,316	1,291,724	35,617	243,826
Gasper Mir, III	14,385,882	149,700	126,075	243,826
Christopher J. Pappas	14,462,687	149,741	49,229	243,826
Harris J. Pappas	14,459,342	153,058	49,257	243,826
Twila M. Day	14,469,006	139,331	53,320	243,826

Nominees of Bandera

Nominee	For	Against	Abstain/Withhold	Broker Non-votes
Jefferson Gramm	11,970,194	-	65,067	243,826
William Philip Gramm	11,469,426	-	565,835	243,826
Stacy Hock	8,621,570	-	3,413,691	243,826
Savneet Singh	8,620,717	-	3,414,544	243,826

Proposal 2 – Ratify the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accountants

The shareholders approved, on an advisory basis, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 28, 2019. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
26,671,676	181,077	87,991	0

Proposal 3 – Advisory Vote on Compensation of the Company’s Named Executive Officers

The shareholders approved the advisory vote on the compensation of the Company’s named executive officers, as described in the Proxy Statement. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
17,381,856	9,108,581	206,480	243,826

Proposal 4 – Approval of an Amendment of the Company’s Amended and Restated Certificate of Incorporation

The shareholders did not approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement for shareholders to remove directors (the “Certificate Amendment Proposal”). Approval of the Certificate Amendment Proposal required the affirmative vote of the holders of 80% or more of the voting power of the outstanding shares. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-votes
15,183,783	7,220,505	4,292,631	243,826

No other matters were presented for consideration or shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2019	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

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